EXHIBIT A
                           (AS OF MAY 6, 2011)

                        INDEX SERIES OF THE TRUST

INDEX SERIES                                                            EFFECTIVE DATE
First Trust STOXX European Select Dividend Index Fund                   10/12/2010
First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund   10/12/2010
First Trust Dow Jones Global Select Dividend Index Fund                 10/12/2010
First Trust ISE Global Wind Energy Index Fund                           10/12/2010
First Trust ISE Global Engineering and Construction Index Fund          10/12/2010
First Trust NASDAQ Clean Edge Smart Grid Infrastructure Index Fund      10/12/2010
First Trust ISE Global Copper Index Fund                                10/12/2010
First Trust ISE Global Platinum Index Fund                              10/12/2010
First Trust BICK Index Fund                                             10/12/2010
First Trust NASDAQ CEA Smartphone Index Fund                            02/15/2011
First Trust NASDAQ Global Auto Index Fund                               05/06/2011